UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2017

Andeavor

(Exact name of registrant as specified in its charter)

Delaware	001-3473	95-0862768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas		78259-1828
(Address or principal executive offices)		(Zip Code)

(210) 626-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

Indenture and Notes Issuance

On December 21, 2017, Andeavor (the “Company”) closed its previously announced offering (the “Notes Offering”) of $500,000,000 aggregate principal amount of 3.800% Senior Notes due 2028 (the “2028 Notes”) and $500,000,000 aggregate principal amount of 4.500% Senior Notes due 2048 (the “2048 Notes” and, together with the 2028 Notes, the “Notes”). The Company intends to use the net proceeds from the Notes Offering (i) to repay borrowings under the Company’s revolving credit facility, (ii) to pay fees and expenses associated with the foregoing and (iii) for general corporate purposes.

The Notes were issued pursuant to the Indenture, dated as of December 21, 2017, as supplemented by the First Supplemental Indenture, dated as of December 21, 2017 (as so supplemented, the “Indenture”), between the Company and U.S. Bank National Association, as trustee. The Indenture contains customary terms, events of default and covenants for an issuer of investment grade debt securities.

The 2028 Notes were issued at a price of 99.853% of the face amount of the 2028 Notes and bear interest at a rate of 3.800% per annum. The 2048 Notes were issued at a price of 98.574% of the face amount of the 2048 Notes and bear interest at a rate of 4.500% per annum. Interest on each series of Notes is payable semi-annually on April 1 and October 1 of each year, beginning on April 1, 2018. The 2028 Notes will mature on April 1, 2028, and the 2048 Notes will mature on April 1, 2048.

The Company may redeem some or all of the 2028 Notes prior to January 1, 2028 and some or all of the 2048 Notes prior to October 1, 2047 for cash at the redemption prices set forth in the Indenture, plus accrued and unpaid interest on the principal amount being redeemed to, but not including, the date of redemption. If the 2028 Notes are redeemed after January 1, 2028 or the 2048 Notes are redeemed after October 1, 2047, the Company will pay a redemption price equal to 100% of the principal amount of the 2028 Notes or the 2048 Notes redeemed, respectively, plus accrued and unpaid interest on the principal amount being redeemed to, but not including, the date of redemption.

The Notes are general senior unsecured obligations of the Company and are equal in right of payment with all of the Company’s existing and future senior indebtedness, including amounts outstanding under the Company’s existing notes and the Company’s credit facilities. The Notes are senior to any future subordinated indebtedness the Company may incur.

The foregoing descriptions of the Indenture and the Notes are not complete and are qualified in their entirety by reference to the full text of the Indenture (including the forms of Notes attached thereto), which is filed as Exhibit 4.1 and 4.2 hereto and is incorporated by reference herein.

On December 21, 2017, the Company issued a press release relating to the Notes Offering. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of December 21, 2017, between Andeavor and U.S. Bank National Association, as trustee, relating to the Notes.

4.2	First Supplemental Indenture (including forms of Notes), dated as of December 21, 2017, between Andeavor and U.S. Bank National Association, as trustee, relating to the Notes.

5.1	Opinion of Sullivan & Cromwell LLP.

23.1	Consent of Sullivan & Cromwell LLP (included in the opinion filed as Exhibit 5.1).

99.1	Press Release of Andeavor, dated December 21, 2017.

Forward Looking Statements

This communication contains certain statements that are “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Words such as “may,” “will,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future,” “potential,” “intend,” “plan,” “assume,” “believe,” “forecast,” “look,” “build,” “focus,” “create,” “work,” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements, which involve risks, uncertainties and assumptions that are difficult to predict. They include, without limitation, statements related to the debt offering and the expected use of proceeds therefrom. These forward-looking statements are not historical facts but instead represent only our belief regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. A number of factors could cause our actual results to differ, possibly materially, from the anticipated results indicated in or implied by these forward-looking statements. Such factors include those detailed in our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and registration statement on Form S-3 (Reg. No. 333-221503) filed with the SEC on November 13, 2017 (the “Form S-3”) that are available on our website at http://www.andeavor.com/ and on the SEC’s website at http://www.sec.gov. Our forward-looking statements are based on assumptions that we believe to be reasonable but that may not prove to be accurate. We undertake no obligation to publicly release the result of any revisions to any such forward-looking statements that may be made to reflect events or circumstances that occur, or which we become aware of, except as required by applicable law or regulation. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2017

ANDEAVOR

By:	/s/ Blane W. Peery
Name:	Blane W. Peery
Title:	Vice President and Controller